EXHIBIT 16.1


                        [Arthur Andersen LLP Letterhead]

May 21, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sir/Madam,

We have read Item 4 included in the Form 8-K dated May 15, 2002 of American National Bankshares Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP



By:  /s/Randall B. Johnston
---------------------------
     Randall B. Johnston


Copy to:
Mr. Brad E. Schwartz
Chief Financial Officer
American National Bankshares Inc.